UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

SYMYX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1263 East Arques Avenue		94085
Sunnyvale, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 764-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2010, Symyx Technologies, Inc. (“Symyx”) completed the sale of its tools operations and recently restructured contract research services operations from its High Productivity Research business unit (“HPR”), to FreeSlate, Inc. (formerly HPR Global, Inc., “FreeSlate”) for a $10.0 million promissory note and a 19.5% equity interest in FreeSlate (the “Transaction”).  The HPR assets subject to the Transaction are located in Sunnyvale CA, where they will be owned and operated by FreeSlate.

 In connection with the Transaction, the parties entered into an Asset Purchase Agreement, a Technology License Agreement, a Software License, Services and Co-Marketing Agreement, a Promissory Note, a Sublease Agreement and a Transition Services Agreement (as well as a Stock Issuance Agreement and a Warrant with respect to Symyx’s equity interest in FreeSlate, Inc., and other ancillary agreements) (collectively, the “Agreements”).  The Asset Purchase Agreement and the Technology License Agreement were executed on February 11, 2010, but they and all other Agreements became effective on the closing date of the Transaction, March 1, 2010.

Under the Agreements, Symyx transferred to FreeSlate a newly formed company led by John Senaldi, HPR’s former president, substantially all existing HPR physical assets and certain intellectual property assets, including a portion of Symyx’s patent portfolio and certain components of Symyx’s Lab Execution and Analysis software suite.  As part of the divestiture, Symyx also provided $8.6 million of operating capital (consisting of approximately $6.6 million in cash, inventory and other assets and other liabilities) at closing, receiving in return a $10.0 million promissory note and common stock representing a 19.5% equity interest in FreeSlate.  John Senaldi resigned from Symyx prior to the signing of the Asset Purchase Agreement to lead the acquisition of HPR as founder and chief executive officer of FreeSlate.  Following the closing, FreeSlate employed substantially all Symyx employees previously in HPR. Symyx retained all existing rights to royalties and licensing fees previously included in HPR, as well as relevant patents underlying these entitlements.

Originally, Symyx retained an investment banker to seek offers for HPR.  Symyx received one offer, following which Mr. Senaldi made an offer superior to the offer received.  The transaction was then concluded by arms length negotiations between Symyx and Mr. Senaldi.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

2.1(1)	Asset Purchase Agreement, dated as of February 11, 2010, by and among HPR Global, Inc., Symyx Technologies, Inc., and Symyx Solutions, Inc.

99.1	Pro Forma Financial Information.

______________________________________________

(1)           Incorporated by reference to such agreement filed as Exhibit 2.3 to Symxy’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symyx Technologies, Inc.

Date: March 5, 2010	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)	Asset Purchase Agreement, dated as of February 11, 2010, by and among HPR Global, Inc., Symyx Technologies, Inc., and Symyx Solutions, Inc.

99.1	Pro Forma Financial Information.

______________________________________________

(1)           Incorporated by reference to such agreement filed as Exhibit 2.3 to Symxy’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 26, 2010.